Exhibit 10.14

Execution Version

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of July 1, 2021, is entered into by and among SHARECARE, INC., a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, “Borrowers”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have informed Agent that Parent has entered into that certain Agreement and Plan of Merger, dated as of February 12, 2021 (the “Merger Agreement” and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, each being in form and substance satisfactory to Agent, the “Designated Transaction Documents”), among Falcon Capital Acquisition Corp., a Delaware corporation (“Holdings”), FCAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Parent, and Colin Daniel, solely in his capacity as the Stockholder Representative (as defined therein), pursuant to which Merger Sub will merge with and into Parent (such merger, the “Merger”), with Parent continuing as the surviving entity and a wholly-owned Subsidiary of Holdings;

WHEREAS, Borrowers have further informed Agent that, in connection with the consummation of the Merger, certain public stockholders of Holdings may elect, prior to 10:00 AM (New York City time), on June, 25, 2021, to request redemption of the public shares that they hold for a cash purchase price to be paid from the U.S.-based trust account of Holdings maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”) (such redemption, the “Redemption”);

WHEREAS, Borrowers have further informed Agent that, in connection with the consummation of the Merger, Borrowers intend (i) to repay in full all outstanding Second Lien Indebtedness, (ii) to repay in full all Indebtedness outstanding under the DeBrouwer Subordinated Note, and (iii) to repay in full all Indebtedness outstanding under that certain Promissory Note, dated as of October 17, 2019, issued by Parent in favor of Jeffrey A. Allred IRA, in an original principal amount of $400,000 (the “Allred Note”) (such repayments, the “Junior Debt Repayments”);

WHEREAS, Borrowers have further informed Agent that, in connection with the consummation of the Merger, to cause all 2013 Convertible Notes Indebtedness, all 2016 Convertible Notes Indebtedness, and all Permitted Mezzanine Debt (including all such Indebtedness owing to CareFirst Holdings, LLC and Wells Fargo Central Pacific Holdings, Inc.) to be satisfied in full by the conversion of all such Indebtedness into Equity Interests in Parent (which Equity Interests in Parent will be exchanged for Equity Interests in Holdings upon consummation of the Merger) (the foregoing conversions, the “Junior Debt Conversions” and, together with the Merger, the Redemption and the Junior Debt Repayments, collectively, the “Designated Transaction”);

WHEREAS, Borrowers have further informed Agent that, on May 13, 2021, the following new indirect Subsidiaries of Parent were formed (collectively, such Subsidiaries, the “ACO Subsidiaries”): Sharecare ACO 1, LLC, a Delaware limited liability company; Sharecare ACO 2, LLC, a Delaware limited liability company; Sharecare ACO 3, LLC, a Delaware limited liability company; Sharecare ACO 4, LLC, a Delaware limited liability company; Sharecare ACO 5, LLC, a Delaware limited liability company; Sharecare ACO 6, LLC, a Delaware limited liability company; Sharecare ACO 7, LLC, a Delaware limited liability company; Sharecare ACO 8, LLC, a Delaware limited liability company; Sharecare ACO 9, LLC, a Delaware limited liability company; and Sharecare ACO 10, LLC, a Delaware limited liability company; and

WHEREAS, Borrowers have requested that Agent and Lenders consent to consummation of the Designated Transaction and make certain amendments to the Credit Agreement in connection therewith, and Agent and Lenders are willing to so consent subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

(a) The preamble to the Credit Agreement is hereby amended and restated in its entirety as follows:

“THIS CREDIT AGREEMENT, is entered into as of March 9, 2017, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), SHARECARE OPERATING COMPANY, INC. (formerly known as Sharecare, Inc.), a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers”, and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (such Subsidiaries, together with Parent, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”).”

(b) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable), each of the following defined terms in appropriate alphabetical order:

“Announcements” has the meaning specified therefor in Section 1.7 of this Agreement.

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D); provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii)(A).

“Benchmark Replacement” means,

(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(i) for any Available Tenor, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii) the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment; or

(iii) for any Available Tenor (if applicable), the sum of: (A) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if applicable) giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b) with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or

provided that, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor (if applicable) for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a)(i) and (b) of the definition of “Benchmark Replacement,” an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;

(b) for purposes of clause (a)(ii) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points); and

(c) for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor (if applicable) of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof);

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(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Administrative Borrower pursuant to Section 2.12(d)(iii)(A)(2); or

(d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (B) if the then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or

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(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).

“Change of Control” means that:

(a) any Person or two or more Persons acting in concert (other than Specified Holders), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Holdings (or other securities convertible into such Equity Interests) representing 40% or more of the combined voting power of all Equity Interests of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings,

(b) any Person or two or more Persons acting in concert (other than Specified Holders), shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Holdings on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such Equity Interests,

(c) during any period of 24 consecutive months commencing on or after the Sixth Amendment Date, the occurrence of a change in the composition of the Board of Directors of Holdings or Parent such that a majority of the members of such Board of Directors are not Continuing Directors,

(d) Holdings shall fail to own and control, directly or indirectly, 100% of the Equity Interests of Parent,

(e) Parent shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than Holdings), or

(e) the occurrence of any “Change of Control” (or any comparable term or provision) under or with respect to any Equity Interests of any Loan Party or any of its Subsidiaries or any of the Indebtedness of any Loan Party or any of its Subsidiaries with an outstanding principal amount in excess of $10,000,000.

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“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Holdings on the Sixth Amendment Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Specified Holders or a majority of the Continuing Directors.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a) a notification by Agent to (or the request by Administrative Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b) the joint election by Agent and Administrative Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.

“FCA” has the meaning specified therefor in Section 1.7 of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Holdings” means Sharecare, Inc. (formerly known as Falcon Acquisition Corp.), a Delaware corporation.

“IBA” has the meaning specified therefor in Section 1.7 of this Agreement.

“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

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“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party other than Holdings, (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, and (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m., London time, on the day that is two (2) Business Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Holdings or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving Holdings) or to the direct or indirect holders of Equity Interests issued by Holdings or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Holdings or any of its Subsidiaries), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Holdings) any Equity Interests issued by Parent or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Holdings now or hereafter outstanding.

“Sixth Amendment” means that certain Amendment Number Six and Consent, dated as of July 1, 2021, among Borrowers, the Lenders party thereto, and Agent.

“Sixth Amendment Date” means the “Amendment Effective Date” as that term is defined in the Sixth Amendment.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Agent to the Lenders and Administrative Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“USD LIBOR” means the London interbank offered rate for Dollars.

“VH Earn-Out” means the Earn-Out payable solely in Qualified Equity Interests of Holdings and which, prior to the Sixth Amendment Effective Date, was payable solely in VH Holdco Qualified Equity Interests of the type described in clause (a) of such definition in accordance with the terms of the VH Contribution and Exchange Agreement.

(c) Section 1.1 of the Credit Agreement is hereby amended and modified by deleting the text in each of clauses (s), (t), (u), (v), (w) and (x) of the definition of “Permitted Indebtedness” in its entirety and substituting “[reserved]” in lieu thereof in each such clause.

(d) Section 1.1 of the Credit Agreement is hereby amended and modified by deleting the text in each of clauses (s), (t), (u) and (v) of the definition of “Permitted Liens” in its entirety and substituting “[reserved]” in lieu thereof in each such clause.

(e) Article 1 of the Credit Agreement is hereby amended and modified by adding the following new Section 1.7 at the end of such Article:

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“1.7 Rates. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021, and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the Sixth Amendment Date, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(d)(iii), such Section 2.12(d)(iii) provides a mechanism for determining an alternative rate of interest. Agent will notify Administrative Borrower, pursuant to Section 2.12(d)(iii), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

(f) Section 2.12(d) of the Credit Agreement is hereby amended and modified by (i) deleting the phrase “In the event” at the beginning of clause (ii) of such Section and substituting “Subject to the provisions of set forth in Section 2.12(d)(iii) below, in the event” in lieu thereof, and (ii) adding the following new clause (iii) at the end of such Section:

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“(iii) Benchmark Replacement Setting.

“(A) Benchmark Replacement. (1) Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If an Unadjusted Benchmark Replacement Rate is SOFR Average, all interest payments will be on a monthly basis.

“(2) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (2) shall not be effective unless Agent has delivered to the Lenders and Administrative Borrower a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

“(B) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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“(C) Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).

“(D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

“(E) Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Administrative Borrower may revoke any request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

“(F) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made Announcements that the final publication or representativeness date for Dollars for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Agent to notify any parties of such Benchmark Transition Event pursuant to Section 2.12(d)(iii)(C) shall be deemed satisfied.”

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(g) Article 4 of the Credit Agreement is hereby amended and modified by adding the following new Section 4.28 at the end of such Article:

“4.28 Holdings as a Holding Company. Holdings is a holding company and does not have any material liabilities (other than (a) liabilities arising under the Loan Documents or as otherwise expressly permitted by this Agreement and (b) liabilities incidental to its ownership of Parent and its Subsidiaries), own any material assets (other than the Equity Interests of Parent) or engage in any operations or business (other than the ownership of Parent and its Subsidiaries and activities reasonably related, ancillary or incidental thereto).”

(h) Section 6.3(a) of the Credit Agreement is hereby amended and modified by amending and restating the proviso in clause (i) of such Section in its entirety as follows:

“provided, that a Borrower must be the surviving entity of any such merger or consolidation to which it is a party and no merger or consolidation may occur between Holdings and any other Loan Party,”

(i) Section 6.6(a) of the Credit Agreement is hereby amended and modified by amending and restating clause (i) thereof in its entirety as follows:

“(i) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, (D) with respect to any Permitted Disposition, the amount of any Permitted Indebtedness secured by any Permitted Lien on the asset subject to such Permitted Disposition that is required to be, and is, repaid in connection with such Permitted Disposition, or (E) other Indebtedness of the Loan Parties and their Subsidiaries (other than any Indebtedness that has been contractually subordinated in right of payment to the Obligations), so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) Borrowers have Liquidity (x) at all times during the 90 consecutive days immediately preceding the date of such prepayment, redemption, defeasance, purchase or other acquisition, calculated on a pro forma basis as if such prepayment, redemption, defeasance, purchase or other acquisition had been made on the first day of such period, and (B) after giving effect to such prepayment, redemption, defeasance, purchase or other acquisition, Borrowers shall have Liquidity of not less than $22,500,000,”

(j) Section 6.6(a) of the Credit Agreement is hereby amended and modified by deleting the text in each of clauses (ii), (iii), (iv), (v) and (vii)(A) of such Section in its entirety and substituting “[reserved]” in lieu thereof in each such clause.

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(k) Section 6.6(b)(i) of the Credit Agreement is hereby amended and modified by deleting the text in each of clauses (B), (C), (D), (E) and (F)(x) of such Section in its entirety and substituting “[reserved]” in lieu thereof in each such clause.

(l) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.12 Limitation on Issuance of Equity Interests. Each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of its Equity Interests, except for (a) the issuance or sale of Qualified Equity Interests by Holdings and (b) the issuance or sale of Equity Interests by any Loan Party (other than Holdings) or any of its Subsidiaries to a Loan Party.”

(m) Article 6 of the Credit Agreement is hereby amended and modified by adding the following new Section 6.14 at the end of such Article:

“6.14 Holdings as Holding Company. Holdings will not incur any material liabilities (other than (a) liabilities arising under the Loan Documents or as otherwise expressly permitted by this Agreement and (b) liabilities incidental to its ownership of Parent and its Subsidiaries), own or acquire any material assets (other than the Equity Interests of Parent) or engage in any operations or business (other than the ownership of Parent and its Subsidiaries and activities reasonably related, ancillary or incidental thereto).”

(n) Article 11 of the Credit Agreement is hereby amended and modified by replacing the address for Wells Fargo Bank, National Association, with the following:

“WELLS FARGO BANK, NATIONAL ASSOCIATION

1800 Century Park East, Suite 1100

Los Angeles, California 90067

Attn: Specialty Finance Loan Portfolio Manager

Fax No.: (877) 302-0087”

(o) Section 14.1(f) of the Credit Agreement is hereby amended and modified by adding the following immediately prior to the period at the end of such Section:

“, and (iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 2.12(d)(iii) hereof”

(p) Section 17.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.”

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3. Consent.

(a) The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, Agent and the Lenders hereby (i) consent to the consummation of the Designated Transaction in accordance with the terms and subject to the conditions set forth in the Merger Agreement; provided that (A) there shall have been no amendments, modifications or supplements to the Merger Agreement that are (individually or in the aggregate) adverse to the interests of Agent or any member of the Lender Group, other than with the consent of Agent and (B) all cash payments in respect of the Redemption shall be funded solely from amounts on deposit in the Trust Account prior to giving effect to the Merger, and (ii) waive any Default or Event of Default that may have occurred and be continuing as of the date hereof to the extent that such Default or Event of Default arose solely as a result of any part of the Designated Transaction permitted under the foregoing consent having occurred prior to the occurrence of the Amendment Effective Date.

(b) The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, Agent and the Lenders hereby (i) agree that the Loan Parties shall not be required to provide a joinder to the Credit Agreement or the Guaranty and Security Agreement executed by any of the ACO Subsidiaries, or deliver any of the other documents, agreements and instruments required pursuant to Section 5.11 of the Credit Agreement with respect to the joinder of the ACO Subsidiaries as Loan Parties until the date required pursuant to Section 6 hereof and (ii) waive any Default or Event of Default that may have occurred and be continuing as of the date hereof to the extent that such Default or Event of Default arose solely as a result of the Loan Parties failure to deliver such joinders and other documents, agreements and instruments within 30 days of the formation of the ACO Subsidiaries.

(c) Except as explicitly set forth herein, the consents and waivers set forth in this Section 3 shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the members of the Lender Group under any provision of the Credit Agreement or any other Loan Document, and all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Neither Agent’s or any other member of the Lender Group’s failure (if any) to require strict performance by Borrowers or any other Loan Party of any provision of any Loan Document nor Agent’s or any other member of the Lender Group’s failure to exercise, or delay in exercising, any remedy, power, right or privilege under any Loan Document nor the election by any of them to exercise any particular remedy, power, right or privilege under any Loan Document shall operate as a waiver thereof or waive, affect or diminish any right of Agent or such member of the Lender Group thereafter to demand strict compliance and performance therewith.

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4. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed by each of the Loan Parties and each Lender.

(b) The Designated Transaction shall have been consummated (or shall be consummated concurrently with the Amendment Effective Date) in accordance with the Designated Transaction Documents and all applicable requirements of law.

(c) Agent shall have received a certificate from the Secretary of Parent, dated as of the Amendment Effective Date, attaching true, correct and copies of the certificate of merger with respect to the Designated Transaction for the State of Delaware, evidencing that such certificate of merger has been filed with the Delaware Secretary of State and the Merger Agreement and other Designated Transaction Documents. Such certificate from the Secretary of Parent shall certify that (i) the attached documents are true, correct and complete copies of the Designated Transaction Documents as of the Amendment Effective Date, (ii) all of the conditions to the effectiveness of the Designated Transaction Documents have been satisfied, (iii) such documents constitute all of the material Designated Transaction Documents, and (iv) each such document has been entered into by the applicable parties in compliance with all applicable laws and all necessary approvals and are in full force and effect.

(d) Prior to or concurrently with the consummation of the Designated Transaction, (i) all 2013 Convertible Notes Indebtedness shall have been satisfied in full, (ii) all Liens securing the 2013 Convertible Notes Indebtedness shall have been released, and (iii) the 2013 Convertible Notes Intercreditor Agreement shall have been terminated, and Agent shall have received a copy of a release letter, in substantially the form of Exhibit A attached hereto, executed by Claritas Capital Management Services, Inc., in its capacity as the 2013 Convertible Notes Agent.

(e) Prior to or concurrently with the consummation of the Designated Transaction, (i) all 2016 Convertible Notes Indebtedness shall have been satisfied in full, (ii) all Liens securing the 2016 Convertible Notes Indebtedness shall have been released, and (iii) the 2016 Convertible Notes Intercreditor Agreement shall have been terminated, and Agent shall have received a copy of a release letter, in substantially the form of Exhibit B attached hereto, executed by Claritas Capital Management Services, Inc., in its capacity as the 2016 Convertible Notes Agent.

(f) Prior to or concurrently with the consummation of the Designated Transaction, (i) all Permitted Mezzanine Debt (including any such Indebtedness owing to CareFirst Holdings, LLC and Wells Fargo Central Pacific Holdings, Inc.) shall have been satisfied in full, (ii) all Liens securing Permitted Mezzanine Debt shall have been released, and (iii) each Permitted Mezzanine Debt Intercreditor Agreement in effect as of the date hereof (including (x) the Permitted Mezzanine Debt Intercreditor Agreement, dated December 19, 2017, between Agent and CareFirst Holdings, LLC, and (y) the Permitted Mezzanine Debt Intercreditor Agreement, dated June 11, 2018, between Agent and Wells Fargo Central Pacific Holdings, Inc.) shall have been terminated, and Agent shall have received a copy of a release letter, in substantially the form of Exhibit C-1 attached hereto, executed by CareFirst Holdings, LLC, and a copy of a release letter, in substantially the form of Exhibit C-2 attached hereto, executed by Wells Fargo Central Pacific Holdings, Inc.

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(g) Prior to or concurrently with the consummation of the Designated Transaction, (i) all Second Lien Indebtedness shall have been satisfied in full, (ii) all Liens securing the Second Lien Indebtedness shall have been released, and (iii) the Second Lien Intercreditor Agreement shall have been terminated, and Agent shall have received a copy of a payoff letter, in substantially the form of Exhibit D attached hereto, executed by Second Lien Agent, for itself and on behalf of the Second Lien Lenders.

(h) Agent shall have received evidence, in form and substance satisfactory to Agent, that, prior to or concurrently with the consummation of the Designated Transaction, all Indebtedness outstanding under the De Brouwer Subordinated Note shall have been satisfied in full, and Agent shall have received a copy of a payoff letter, in substantially the form of Exhibit E attached hereto, executed by Walter De Brouwer.

(i) Agent shall have received evidence, in form and substance satisfactory to Agent, that, prior to or concurrently with the consummation of the Designated Transaction, all Indebtedness outstanding under the Allred Note shall have been satisfied in full, and Agent shall have received a copy of a payoff letter, in substantially the form of Exhibit F attached hereto, executed by Jeffrey A. Allred IRA.

(j) After giving effect to this Amendment and the consummation of the Designated Transaction, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(k) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, any other member of the Lender Group, or any Bank Product Provider.

(l) No Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall any Event of Default result from the consummation of the Designated Transaction or any of the other transactions contemplated herein.

(m) Borrowers shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 7 of this Amendment.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a) It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

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(b) The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party, and the consummation of the Designated Transaction, in each case, (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of it or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (D) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c) No registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority is required in connection with the execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party.

(d) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, any Guarantor, Agent, any member of the Lender Group, or any Bank Product Provider.

(f) Parent has delivered to Agent true, correct and complete copies of the Designated Transaction Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Designated Transaction Documents has been duly authorized by all necessary action on the part of Holdings and Parent. Each Designated Transaction Document is the legal, valid and binding obligation of Holdings and Parent, enforceable against Holdings and Parent in accordance with its terms, in each case except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought. Neither Holdings nor Parent is in default in the performance or compliance with any provisions thereof. All representations and warranties made by Holdings or Parent in the Designated Transaction Documents and in the certificates delivered in connection therewith are true, correct and complete in all material respects.

(g) As of the date hereof, the Designated Transaction has been consummated or will concurrently be consummated, in all material respects in accordance with all applicable laws. As of the date hereof, all requisite approvals by Governmental Authorities having jurisdiction over Holdings or Parent with respect to the Designated Transaction, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lenders.

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(h) No Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes an Event of Default.

(i) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(j) This Amendment has been entered into without force or duress, of the free will of each Loan Party, and the decision of each Loan Party to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(k) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6. Covenants. Each Loan Party hereby covenants and agrees that, upon consummation of the Merger and no later than July 9, 2021, the Loan Parties shall comply with each of the following:

(a) Holdings and each of the ACO Subsidiaries shall become Loan Parties and shall provide to Agent a joinder agreement, in substantially the form of Exhibit G attached hereto, together with all of the additional requirements identified in Section 6 thereof.

(b) Visualize Health shall provide to Agent a Pledged Interests Addendum with respect to the pledge of Equity Interests of each ACO Subsidiary owned by Visualize Health, together with the original stock certificates, if any, representing all of the Equity Interests of each ACO Subsidiary held by Visualize Health, accompanied by undated stock powers executed in blank and other proper instruments of transfer, and the same shall be in full force and effect.

(c) Agent shall have received copies of Parent’s Governing Documents, as amended, modified, or supplemented, after giving effect to the Designated Transaction on the Amendment Effective Date, which Governing Documents shall be (i) certified by the Secretary of Parent and (ii) with respect to Governing Documents that are charter documents, certified by the appropriate governmental official.

(d) Agent shall have received appropriate financing statement amendments to be filed with respect to the name change of Parent from “Sharecare, Inc.” to “Sharecare Operating Company, Inc.” in connection with the consummation of the Designated Transaction.

The failure to comply with any of the covenants set forth in this Section 6 within the applicable time frame set forth above shall constitute an immediate Event of Default.

7. Payment of Costs and Fees. Borrowers shall jointly and severally pay to Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

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8. Release.

(a) Effective on the date hereof, each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower or such Guarantor ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Borrower, any Guarantor, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

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9. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

11. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12. Further Assurances. Borrowers shall execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.

13. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

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(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

14. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

15. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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16. Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

17. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

18. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrowers”
SHARECARE, INC.,
a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

LUCID GLOBAL, INC.,
a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

HEALTHWAYS SC, LLC,
a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SHARECARE HEALTH DATA SERVICES, INC. (formerly known as Bactes Imaging Solutions, Inc.), a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SHARECARE HEALTH DATA SERVICES, LLC (formerly known as Bactes Imaging Solutions, LLC), a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT]

Visualize Health, LLC (formerly known as New
VH, LLC), a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

HDS-VH HOLDINGS, INC., a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

MINDSCIENCES, INC.,
a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SC-WHAI, LLC,
a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SC HAWKINS, LLC,
a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT]

SHARECARE AI, INC.,
a Delaware corporatoin

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT]

“Agent” and “Lender”
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Carl Schmitt
Name:	Carl Schmitt
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT AND CONSENT]